Exhibit 10.4

Execution Version

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of this [●] day of [●], 202[●], by and among QUANTERIX CORPORATION, a Delaware corporation (“Subordinated Lender”), AKOYA BIOSCIENCES, INC., a Delaware corporation (“Borrower”), and MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as Agent for the financial institutions or other entities from time to time parties to the Senior Loan Agreement (as hereinafter defined) (acting in such capacity, “Agent”), and as a Lender, or such then present holder or holders of the Senior Loan (as hereinafter defined) as may from time to time exist (the “Lenders,” and collectively with the Agent, the “Senior Lenders”).

RECITALS

A.             Borrower and Senior Lenders have entered into a Credit and Security Agreement (Term Loan) dated as of October 27, 2020 (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to Borrower and the other Credit Parties. All of Borrower’s obligations to Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of Borrower (all collateral, real and personal, now or hereafter encumbered by the lien of any Senior Loan Document is herein referred to collectively as the “Collateral”). Borrower and any other Credit Party (as defined in the Senior Loan Agreement) may each be referred to herein as a “Credit Party” and collectively as “Credit Parties”. All other capitalized terms used but not defined herein shall have the meanings set forth in the Senior Loan Agreement.

B.             Subordinated Lender has extended to Borrower, or may in the future extend to Borrower, loans and other financial accommodations or Borrower may become obligated to the Subordinated Lender for the payment of money.

C.             As an inducement to permit Borrower’s incurrence of the Subordinated Loans and to induce the Senior Lenders to continue to extend to Borrower the financial accommodations set forth in the Senior Loan Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Lender and Borrower in order to set forth the relative rights and priorities of Senior Lenders and Subordinated Lender under the Senior Loan Documents and the Subordinated Loan Documents (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in order to induce Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.             Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Conversion Shares” means all shares, units, securities or other equity interest into which the Subordinated Loans may be converted pursuant the applicable Subordinated Loan Documents.

“Distribution” means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” means (a) to take from or for the account of any Credit Party or any guarantor of the Subordinated Loans, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party or any such guarantor with respect to the Subordinated Loans; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party or any such guarantor (including any initiation of any Proceeding against any Credit Party or such guarantor) to (i) enforce payment of or to collect the whole or any part of the Subordinated Loans, or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or applicable law with respect to the Subordinated Loan, including, without limitation, any judicial proceedings to obtain possession of any premises leased by any Credit Party or any such Guarantor; (c) to accelerate the Subordinated Loans (except for a Subordinated Debt Conversion); (d) to sell, license, lease, or otherwise dispose of (or solicit bid from any other Person to sell, license, lease or otherwise dispose of) all or any portion of any Collateral, any other assets of any Credit Party or any such Guarantor, or any other collateral whatsoever, by private or public sale, other disposition or any other means permissible under applicable law; (e) to exercise any put option or to cause any Credit Party or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Loan Document (except for a Subordinated Debt Conversion); (f) to notify account debtors or directly collect accounts receivable or other payment rights of any Credit Party or any such guarantor; (g) to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling any Collateral, any other assets of any Credit Party, or any other collateral whatsoever; (h) to exercise any other right relating to any Collateral, any other assets of any Credit Party, or any other collateral whatsoever (including the exercise of any voting rights relating to any capital stock and including any right of recoupment or set-off or to exercise any self-help remedies including rights as a landlord under a lease); or (i) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party or any such guarantor including the Collateral; provided that, for the avoidance of doubt, “Enforcement Action” shall not include the exercise by Subordinated Lender of any rights that it has pursuant to and in respect of any agreement that is not a Subordinated Loan Document, including but not limited to the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 9, 2005, by and among the Subordinated Lender, Borrower and Wellfleet Merger Sub, Inc. as amended, restated, supplemented, or otherwise modified from time to time.

“Paid in Full” or “Payment in Full” means, with respect to the Senior Debt, the full and indefeasible payment in cash and satisfaction in full of all of the obligations under the Senior Loan Documents (including the Obligations (as defined in the Senior Loan Agreement)) (other than inchoate indemnification obligations for which no claim has yet been made), and the termination of all obligations of Agent and Senior Lenders under the Senior Loan Documents (including, without limitation, any commitment to lend), and the termination of the Senior Loan Documents.

“Permitted Subordinated Loan Payments” means payments of regularly scheduled interest of the Subordinated Loan, in each case solely to the extent such interest is due and payable on a non-accelerated basis in accordance with the terms of Subordinated Loan Documents in effect as of the date hereof to the extent permitted to be made pursuant to Section 2.2 of this Agreement.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers, any sale, transfer or other disposition of assets pursuant to the Uniform Commercial Code or similar statutory authority or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Debt” means the Senior Loans and all other obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to Senior Lenders under the Senior Loan Documents, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims, reimbursement obligations, and indebtedness, accrued and unpaid interest and all fees, costs, indemnities and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Loan Documents” means the Senior Loan Agreement, each promissory note or other instruments evidencing the Senior Loan or the obligation to pay the Senior Loan, any guaranty with respect to the Senior Loan, any security agreement or other collateral document securing the Senior Loan (including, without limitation, the Senior Loan Agreement), and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Loans, including any document, instrument or agreement entered in connection with a debtor in possession financing in which a Senior Lender or an affiliate thereof is a lender thereunder, in each case, as amended, restated, supplemented, refinanced, or otherwise modified from time to time.

“Senior Loans” means (a) all loans, advances or other extensions of credit by Senior Lenders to or for the benefit of Borrower under the Senior Loan Agreement and (b) all other Obligations (as defined in the Senior Loan Agreement).

“Subordinated Debt Conversion” means any conversion of the Subordinated Loans into Conversion Shares pursuant to the terms and conditions of the Subordinated Loan Documents, but only so long as no cash is paid by the Credit Parties in connection with the consummation of such conversion (other than the payment of cash in lieu of fractional shares as set forth in the Subordinated Loan Documents or payments that otherwise constitute Permitted Subordinated Loan Payments).

“Subordinated Loan Documents” means the Subordinated Securities Purchase Agreement, the Subordinated Notes, any other promissory note, lease or other instrument or agreement evidencing or relating to the indebtedness or other obligations under or in respect of the Subordinated Loans or the obligation to pay the Subordinated Loans, any guaranty with respect to the Subordinated Loans, any security agreement or other collateral document securing the Subordinated Loans, any agreements or document related to or governing the rights of the holders of the Conversion Shares issued in connection with any Subordinated Debt Conversion and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Loans.

“Subordinated Loans” means all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to any Subordinated Lender, including the obligations under the Subordinated Loan Documents, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims (including, without limitation, indemnification rights arising in Subordinated Lender’s capacity as a shareholder, officer, director, member and/or partner of any Credit Party and any right of Subordinated Lender to a return of any capital contributed to any Credit Party) and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof; provided that, for the avoidance of doubt, “Subordinated Loans” shall not include any rights, obligations or liabilities of Borrower or the Subordinated Lender pursuant to the Merger Agreement.

“Subordinated Notes” means each of those certain Convertible Promissory Notes issued by Borrower in favor of Subordinated Lender pursuant to the Subordinated Securities Purchase Agreement in the form attached thereto (as amended, restated, supplemented and otherwise modified in accordance with the terms of this Agreement) and any other promissory notes or similar debt instruments issued from time to time by any Credit Party to a Subordinated Lender.

“Subordinated Securities Purchase Agreement” that certain Securities Purchase Agreement, dated as of the date hereof, entered into among Borrower and the Subordinated Lender (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof and after the date hereof in accordance with the terms of this Agreement).

2.             Subordination.

2.1.          Subordination of Subordinated Loans to Senior Debt. Each Credit Party covenants and agrees, and each Subordinated Lender likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Loan Documents, that the payment of any and all of the Subordinated Loans shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Debt. Each holder of the Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Debt in reliance upon the provisions contained in this Agreement. All of the Senior Debt shall first be Paid in Full before any Distribution (other than a Subordinated Debt Conversion), whether in cash, securities or other property, shall be made to any Subordinated Lender on account of any Subordinated Loans. Notwithstanding the foregoing, Borrower may issue, and Subordinated Lenders may accept, Conversion Shares in connection with a Subordinated Debt Conversion.

2.2.          Subordinated Debt Payment Restrictions. Notwithstanding the provisions of subsection 2.1 hereinabove, Permitted Subordinated Loan Payments may be made by the Borrower or accepted by Subordinated Lenders, but only if, at the time of such payment, no Default or Event of Default (as defined under the Senior Loan Documents) exists and no Default or Event of Default (as defined under the Senior Loan Documents) would be created or result by reason of such payment.

2.3.          Subordinated Loan Standstill. Until the Senior Debt is Paid in Full, no Subordinated Lender shall, without the prior written consent of Agent, take any Enforcement Action with respect to all or any portion of the Subordinated Loans.

2.4.          Incorrect Payments. If any Distribution on account of the Subordinated Loans not permitted to be made by any Credit Party or accepted by a Subordinated Lender under this Agreement is so made by a Credit Party and received by a Subordinated Lender, such Distribution shall not be commingled with any of the assets of such Subordinated Lender, shall be held in trust by such Subordinated Lender for the benefit of Senior Lenders, and shall be promptly paid over to Agent for the benefit of Senior Lenders for application in accordance with the Senior Loan Documents to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.5.          Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release any Liens.

(a)             Each Subordinated Lender hereby acknowledges, agrees, represents and warrants that none of the Subordinated Loans nor any portion thereof is, as of the date hereof or at any time in the future shall be, secured by any lien or security interest in any of the Collateral, the equity interests in any Credit Party or any other asset of a Credit Party, or guaranteed by any Credit Party. Without limiting the foregoing and solely for the avoidance of doubt in the event any lien arises, until the Senior Debt has been Paid in Full, all liens and security interests of Subordinated Lender in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of any failure, whether intervening or continuing, of Senior Lenders’ liens and security interests to be perfected; provided, however, that each of the parties hereto acknowledges and agrees that the existence of any lien or security interest of any Subordinated Lender would constitute an automatic and immediate Event of Default under the Senior Loan Agreement and a breach of this Agreement.

(b)             Each Subordinated Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Loan Documents, or the liens and security interests of Senior Lenders in the Collateral securing the Senior Debt.

(c)             In the event that any lien or security interest arises in favor of any Subordinated Lender in any of the Collateral, then promptly upon Agent’s request, Subordinated Lender shall (or shall cause its agent to) promptly execute and/or deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of such Subordinated Lender in such Collateral. In furtherance of the foregoing, each Subordinated Lender hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Lender and in the name of such Subordinated Lender or otherwise, to execute, deliver and/or file any document or instrument which Subordinated Lender may be required to deliver pursuant to this subsection 2.5.

2.6.          [Reserved].

2.7.          Application of Proceeds from Sale or other Disposition of the Collateral; Agreement to Release Liens.

(a)             In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Agent until such time as the Senior Debt is Paid in Full.

(b)             Without affecting the rights of Agent or Senior Lenders under this Agreement, Subordinated Lender agrees and consents that any Collateral securing the Subordinated Loans, in whole or in part, may be exchanged, sold or surrendered by Agent for other Collateral as it may deem advisable, and that any balance or balances of funds with Agent at any time outstanding to the credit of Borrower may, from time to time, in whole or in part, be surrendered or released by Agent as it may deem advisable, subject, however, to the terms of the Senior Loan Documents. In the event that Agent has determined to enforce its rights against any Collateral (including any sale, discounting or settlement by compromise of all or any portion of the Collateral), then upon Agent’s request, Subordinated Lender shall promptly execute and/or deliver to Agent such termination statements and releases as Agent may reasonably request to effect the release of the liens and security interests of Subordinated Lender in any such Collateral. In furtherance of the foregoing, Subordinated Lender hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Lender and in the name of Subordinated Lender or otherwise, to execute and/or deliver any document or instrument which Subordinated Lender may be required to execute, deliver and/or file pursuant to this subsection 2.7(b).

(c)             Other than the disposal of the Subordinated Loans in connection with the Subordinated Debt Conversion, no Subordinated Lender shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Loans or any Subordinated Loan Document without the prior written consent of Agent, which consent may be withheld in its sole and absolute discretion.

2.8.          Legends. Until the termination of this Agreement in accordance with Section 8 hereof, each Subordinated Lender will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Loan Document, a legend, in form acceptable to Agent, stating that the Subordinated Loan Document is subject to the terms of this Agreement.

2.9.          Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Credit Party:

(a)             Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Loans shall be paid or delivered directly to Agent (to be held and/or applied by Senior Lenders in accordance with the terms of the Senior Loan Documents) until all of the Senior Debt is Paid in Full. Each Subordinated Lender irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent.

(b)             Each Subordinated Lender agrees that Agent may consent to the use of cash collateral or provide financing to any Credit Party on such terms and conditions and in such amounts as Agent, in its sole discretion, may decide and, in connection therewith, any Credit Party may grant to Agent for the benefit of Senior Lenders liens and security interests upon all of the property of any Credit Party, which liens and security interests (i) shall secure payment of the Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during the Proceeding, and (ii) shall be superior in priority to the liens and security interests, if any, in favor of each such Subordinated Lender on the property of any Credit Party. Each Subordinated Lender agrees not to assert any right it may have to “adequate protection” of Subordinated Lender’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent. No Subordinated Lender may, directly or indirectly, provide or propose, or support any other Person in providing or proposing, any debtor-in-possession financing (including any debt secured by liens on all or any portion of the Collateral pursuant to section 364 of the Bankruptcy Code) to any Credit Party or any affiliate thereof.

(c)             The Senior Debt shall continue to be treated as the Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Lenders even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt or any representative of such holder.

(d)             This Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding.

3.             Modifications.

3.1.          Modifications to Senior Loan Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Lenders, without incurring liability to Subordinated Lenders and without impairing or releasing the obligations of Subordinated Lenders under this Agreement, change the manner or place of payment or extend the time of payment of or renew or increase the Senior Debt or alter any of the terms of the Senior Debt, or otherwise amend, modify or supplement in any manner whatsoever any Senior Loan Document.

3.2.          Modifications to Subordinated Loan Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Loan Documents, no Subordinated Lender shall, without the prior written consent of Agent, agree to or suffer to exist any amendment, modification or supplement to the Subordinated Loan Documents.

4.             Waiver of Certain Rights by Subordinated Lenders.

4.1.          Marshaling. Each Subordinated Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of any Credit Party or any guarantor of the Senior Debt for the benefit of such Subordinated Lender.

4.2.          Rights Relating to Agent’s Actions with respect to the Collateral. Each Subordinated Lender hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, each Subordinated Lender hereby agrees (a) that it has no right to direct or object to the manner in which Agent applies the proceeds of the Collateral resulting from the exercise by Agent of rights and remedies under the Senior Loan Documents to the Senior Debt, and (b) that Agent has not assumed any obligation to act as the agent for such Subordinated Lender with respect to the Collateral.

4.3.          Rights Relating to Disclosures. Each Subordinated Lender hereby agrees that Senior Lenders have not assumed any obligation or duty to disclose information regarding any Credit Party or the Senior Debt to Subordinated Lenders, and Senior Lenders shall have no special or fiduciary relationship to Subordinated Lenders. Each Subordinated Lender hereby fully waives and releases Senior Lenders from any affirmative disclosures which may be required of Senior Lenders under applicable law.

5.             Construction. The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

6.             Modification of this Agreement. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and each Subordinated Lender to be bound thereby, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.             Further Assurances. Each Credit Party and each Subordinated Lender hereby agree to execute such documents and/or take such further action as the Senior Lenders may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when reasonably requested by the Senior Lenders.

8.             Continuing Agreement. This Agreement is a continuing agreement and will remain in full force and effect until all of the obligations under the Senior Loan Documents have been Paid in Full and all of Subordinated Lender’s obligations to Senior Lenders have been fully performed and indefeasibly satisfied. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time payment of all or any part of the Senior Loan Documents or the obligations thereunder is rescinded or must otherwise be returned by Agent and/or Senior Lenders upon insolvency, bankruptcy, or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

9.             Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by email (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to Senior Lenders, to Agent at:

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 300

Bethesda, MD 20814

Attention: Portfolio Management – Akoya transaction

Email: notices@midcapfinancial.com

If to Borrower or any other Credit Party, at:

Akoya Biosciences, Inc.

100 Campus Drive, 6th Floor

Marlborough, MA 01752

Attention: Jennifer Kamocsay, Chief Legal Officer

Email: jkamocsay@akoyabio.com

If to any Subordinated Lender, at:

Quanterix Corporation

900 Middlesex Turnpike

Billerica, MA

Attention: Legal Department

Email: legal@quanterix.com

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery or prepaid courier, notice shall be deemed to be given when delivered and if sent by email, notice shall be deemed to be given upon sender’s receipt of an acknowledgement from the intended recipient (sch as by the “return receipt requested function”, as available, return email or other writing acknowledgment).

10.           Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lenders, Subordinated Lenders and the Credit Parties; provided, however, that no Subordinated Lender nor any Credit Party may assign this Agreement in whole or in part without the prior written consent of Agent. Senior Lenders may, from time to time, without notice to Subordinated Lenders, assign, pledge or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain the Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Loans, be entitled to rely upon the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.           No Waiver or Novation. No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time. No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

12.           CONSENT TO JURISDICTION. EACH SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK in the City of New York, Borough of ManhattanAND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR LENDERS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH SUBORDINATED LENDER AND SUCH CREDIT PARTY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

13.           WAIVER OF JURY TRIAL. EACH SUBORDINATED LENDER, EACH CREDIT PARTY AND SENIOR LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH SUBORDINATED LENDER, EACH CREDIT PARTY AND SENIOR LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATED LENDER, EACH CREDIT PARTY AND SENIOR LENDERS WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

14.           Miscellaneous.

14.1.        Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Documents, the provisions of this Agreement shall control and govern.

14.2.        Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.3.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party. Delivery of a photocopy or facsimile or other electronic transmission (e.g. .pdf or .tif file) of an executed counterpart of this Agreement shall be effective as delivery of a manually executed original counterpart of this Agreement. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

14.4.        Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14.5.        Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the General Obligations Law).

14.6.        Relative Rights. This Agreement shall define the relative rights of Senior Lenders and Subordinated Lenders. Nothing in this Agreement shall (a) impair, as between the Credit Parties and Senior Lenders, the obligation of the Credit Parties with respect to the payment of the Senior Debt in accordance with its terms, (b) impair, as between the Credit Parties and Subordinated Lenders, the obligations of the Credit Parties with respect to the payment of the Subordinated Loans, in accordance with their terms and subject to the provisions of this Agreement, or (c) affect the relative rights of Senior Lenders or Subordinated Lenders with respect to any other creditors of the Credit Parties.

14.7.        Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be executed as of the date first written above.

AGENT:

MIDCAP FINANCIAL TRUST,
a Delaware statutory trust,
as Agent for Senior Lender

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:
Name:	Maurice Amsellem
Title:	Authorized Signatory

SUBORDINATED LENDER:

QUANTERIX CORPORATION
a Delaware corporation

By:
Name:
Title:

BORROWER:

AKOYA BIOSCIENCES, INC.
a Delaware corporation

By:
Name:
Title: